UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2026

COMSTOCK INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

117 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000666 per share	LODE	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 21, 2026, Comstock Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Mackay Precious Metals Inc., a Delaware corporation (“Buyer”), and Mackay Gold & Silver Corp., a British Columbia corporation (“Mackay Parent”), pursuant to which the Company agreed to sell all of its right, title, and interest in and to the membership interests in Comstock Mining LLC, Comstock Processing LLC, and Comstock Exploration and Development LLC (each a Nevada limited liability company), and all of the issued and outstanding shares of capital stock of Comstock Real Estate Inc., a Nevada corporation whose primary asset in the Gold Hill Hotel that resides within the boundaries of the Comstock mining district (collectively, the “Acquired Interests”), to Buyer. The entities whose interests comprise the Acquired Interests (collectively, the “Acquired Entities”) own or control properties in Lyon County and Storey County, Nevada. This sale does not include the Company’s real estate in Silver Springs, Nevada.

The aggregate purchase price for the Acquired Interests consists of: (a) $20,000,000 in cash (the “Initial Payment”); (b) 2,000,000 shares of Mackay Parent common stock (the “First Tranche Shares”); (c) $7,000,000 payable within eighteen (18) months following the Effective Date (the “Second Tranche Payment”), which may be paid partially in shares of Mackay Parent common stock under certain conditions based on the volume-weighted average trading price of Mackay Parent’s common stock; (d) assumption of all of the Acquired Entities reclamation obligations and the associated reclamation and surety bond deposits and collateral and (e) a contingent payment of $10,000,000 in cash payable if, within seven (7) years after the Closing Date, Buyer or Mackay Parent makes a Construction Decision or a Change of Control occurs (the “Contingent Payment”). The Purchase Agreement also includes a 1.5% net smelter returns (“NSR”) royalty on minerals produced from the transferred properties, including a Royalty Agreement, and subject to Buyer’s repurchase rights under specified conditions. The transaction is expected to close in early July subject to TSX-V stock exchange approvals.

Buyer shall have the right at any time to repurchase 100% of the NSR Royalty for a payment of US$3,500,000, provided that if the seven-year period for the payment of the Contingent Payment has lapsed without the payment of the Contingent Payment, the royalty buyout payment shall be increased to US$7,000,000. The Second Tranche Payment is secured by a Deed of Trust on the properties owned by the Acquired Entities and bears interest at the rate of twelve percent (12%) per annum after its due date.

A non-refundable deposit of $150,000 previously paid by Buyer is credited against the Initial Payment at Closing.

The foregoing summary of the terms of the Purchase Agreement and Royalty Agreement are not intended to be exhaustive and are qualified in their entirety by the terms of the Purchase Agreement, Royalty Agreement, and Deed of Trust, as applicable, copies of which are attached hereto as Exhibits 10.1, 10.2, and 10.3 respectively, and are incorporated by reference herein.

A copy of the press release announcing the transactions contemplated by the Purchase Agreement is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

10.1 Securities Purchase Agreement
10.2 Royalty Agreement
10.3 Deed of Trust
99.1 Press Release
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK INC.

Date: June 24, 2026	By:	/s/ Corrado De Gasperis
Corrado De Gasperis Chief Executive Officer